MANAGEMENT SERVICES
                                ENGAGEMENT LETTER

This letter sets forth the agreement between iball Media, Inc. (iball) having offices at 1002 Creek Court, Longmont, CO 80503 and Paradise Music & Entertainment, Inc. ("PDSE" or the "Company"), having an office at 53 W. 23rd. St., NYC, NY 10010 with respect to PDSE's engagement of iball, to perform, on a best efforts basis, management services as described in the Scope of Work set forth below.

      1.    SCOPE OF WORK

            A. Management Services. iball will provide Management Services in the areas of:

                  (a) Financial and business operational matters related to the Company and its vendors, lenders/creditors, current shareholders/investors and provide advice concerning PDSE's capital structure and a possible capital restructuring;

                  (b) Provide financial services, advise and assist PDSE in obtaining the capital to satisfy PDSE's short and long-term capital needs on terms and conditions acceptable to the Board of Directors of PDSE and as outlined in the Memorandum of Understanding between the Parties dated on February 6, 2001. PDSE hereby authorizes iball to serve as the Company non-exclusive agent in negotiations with prospective investors to arrange for debt or equity financing, subject, in all events, to approval of PDSE's Board of Directors.

                  (c) Concurrently with the execution of this Engagement Letter, the Board of Directors of PDSE has elected Mr. Kelly T. Hickel and Mr. Robert R. Sparacino to its Board of Directors. Mr. Hickel and Mr. Sparacino will be primarily responsible for performing, or arranging for the performance of the management advisory and consulting responsibilities of iball hereunder.

            B. Statement of Work: iball will use its best efforts to perform the following tasks:

                  (a) Conduct an in-depth analysis of PDSE at its current state, assessing risks and opportunities as well as strengths and weaknesses;

                  (b)   Prepare a Strategic Plan to take PDSE to the next level;


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                  (c)   Develop a plan to position the Company with the
                        financial community in order to raise the capital necessary to execute the Strategic Plan;

                  (d) Perform such further responsibilities as agreed with PDSE Board of Directors, on such compensation terms as PDSE and iball shall agree.

      2. INITIAL EFFORT. The immediate and initial efforts of iball will focus simultaneously on:

            A.    Assisting in reviewing the management of day-to-day cash flow;

            B. Reviewing the financials for presentation to lenders and/or investors;

            C.    Raising debt and/or equity capital;

            D. Assisting in developing and executing a reorganization plan to streamline the operating and financial organization;

            E. Working with the business development executives to develop more extensive relationships;

            F. Develop and execute a plan to integrate the PDSE divisions financially and operationally, as well as develop a global branding strategy.

      3.    RETAINER and FEES

            The fees to be paid to iball for the services described above shall be a non-refundable Retainer of $25,000 (Twenty-Five Thousand), plus a monthly fee at a minimum rate of $25,000 (Twenty-Five Thousand Dollars) per month. The Retainer shall be a commitment fee and shall be nonrefundable in the event of termination of the Engagement. The monthly fee shall be deemed the fee for the services to be provided by iball as described in Section 1, except as stated in paragraph B(d) of Section 1. The Retainer and the monthly fee for the first month shall be paid upon the execution of this Engagement Letter and thereafter fees shall be paid monthly, in advance.

      4.    EXPENSES

            PDSE shall reimburse iball for all actual, reasonable and accountable expenses incurred in the performance of its services hereunder, either as budgeted, or as specifically approved in advance by PDSE. For purposes of this Engagement Letter expenses include, but are not limited to: telephone, travel, meals, lodging and support costs associated with the performance of the services. Any travel and entertainment expenses shall be approved by PDSE in advance.


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            Expenses shall be billed monthly and are due upon receipt. iball management will prepare a 90-day budget of the anticipated expenses.

      5.    PAYMENT TERMS

            iball will furnish a monthly invoice for its fees and services and expenses and PDSE agrees to pay such invoices promptly upon receipt. Any invoices that are more than ten (10) days past due shall carry a finance charge of one and one half percent (1.5%) per month on the outstanding balance. PDSE agrees to pay all costs associated with any collection action that iball may bring, including but not limited to, reasonable attorney's fees.

      6.    CONFIDENTIALITY

            iball will exercise reasonable care to keep confidential for a period of two (2) years from disclosure any material, non-public information regarding PDSE obtained by iball from PDSE and identified by it as "confidential information" in connection with this engagement and shall use such information solely for the purpose contemplated by this engagement unless otherwise expressly agreed to by PDSE or as required by law. There is no obligation of confidentiality with respect to information that becomes generally known or available without the fault of iball, or known to iball at the time of disclosure or is furnished to others without restriction on disclosure.

      7.    RESPONSIBILITY FOR INFORMATION ABOUT PDSE.

            PDSE shall provide to iball written information about the Company, its business and related matters and financial statements reflecting its financial position and the results of its operations, and iball is authorized to furnish copies of such written documentation provided by PDSE to various parties in connection with its efforts to assist PDSE in raising additional capital to fund its business and strategic plan. iball shall provide such assistance in preparing such information for presentation to potential investors as PDSE shall reasonably request, but PDSE shall cause any such information or documents to be reviewed and PDSE acknowledges that it has full responsibility for the accuracy and completeness of all such information (the "Documentation") as may be presented to any investors. iball shall be solely responsible for obtaining signed non-disclosure agreements from all 3rd parties.


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      8.    INDEMNIFICATION

            A.    By PDSE

            PDSE (the "Indemnifying Party or Parties") hereby agrees to indemnify and hold harmless iball, its officers, directors, employees agents and each person, if any, who controls them (collectively, the "Indemnified Party or Parties") against all losses which they or any of them may suffer and all claims, damages or liabilities, jointly or severally, to which they or any of them may become subject under federal and state securities laws or otherwise, and to reimburse the Indemnified Parties, and each of them, for all costs and expenses (including reasonable fees and disbursement of counsel) incurred by them, and each of them, in connection therewith, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the Documentation , or at any time made by PDSE or any of its directors, officers or agents, or: (ii) the omission or alleged omission to state in the Documentation or otherwise any material fact required to be so stated or necessary to make the statements contained in the Documentation or otherwise made by such Indemnifying Party or any of its directors, officers or agent, not misleading in connection with the sale or the consummation of the transactions contemplated in the Documentation.

            B.    By iball

            iball (the "Indemnifying Party or Parties") hereby agrees to indemnify and hold harmless PDSE, its officers, directors, employees agents and each person, if any, who controls them (collectively, the "Indemnified Party or Parties") against all losses which they or any of them may suffer and all claims, damages or liabilities, jointly or severally, to which they or any of them may become subject under federal and state securities laws or otherwise, and to reimburse the Indemnified Parties, and each of them, for all costs and expenses (including reasonable fees and disbursement of counsel) incurred by them, and each of them, in connection therewith, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact made by iball or any of its directors, officers or agents, which statement is not contained in or based upon information contained in the Documentation, or (ii) the omission or alleged omission to state any material fact required to be so stated or necessary to make the statements made by iball or its directors, officers or agents, which statements are not contained in the Documentation not misleading in connection with the sale or the consummation of the transactions contemplated in the Documentation.


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      9.    TERMINATION

            The engagement provided for herein shall commence upon the date set forth below and shall continue until the closing of merger of iball into PDSE (the "Merger") as contemplated in a Memorandum of Understanding signed February 6, 2001, unless terminated sooner by a party due to a material breach by the other party or in the event that the Merger is abandoned and the Memorandum of Understanding is terminated. If the iball engagement is terminated, the provisions of this agreement relating to indemnification and confidentiality shall survive any such termination.

Approved as of this 6th day of February, 2001.

iball Media, Inc.                         Paradise Music & Entertainment,
                                          Inc.


By: /s/ Kelly T. Hickel                   By: /s/ Richard J. Flynn
   -----------------------------             -------------------------------
   Kelly T. Hickel, Chairman


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